KIRKPATRICK & LOCKHART LLP                         1800 Massachusetts Avenue, NW
                                                   Suite 200
                                                   Washington, DC  20036-1221
                                                   202.778.9000
                                                   202.778.9100 Fax
                                                   www.kl.com


                                  May 19, 2004



EQ Advisors Trust
1290 Avenue of the Americas
New York, NY 10104

Ladies and Gentlemen:

      You have requested our opinion, as counsel to EQ Advisors Trust, a Delaware statutory trust (the "EQ Trust"), as to certain matters regarding the shares of the portfolios listed in the attached Schedule A (the "Acquiring Portfolios"), each a series of the EQ Trust, that are to be issued in connection with the conversion of the portfolios (the "Acquired Portfolios") of the MONY Series Fund, Inc. (the "MONY Fund") into the corresponding Acquiring Portfolio listed in Schedule A opposite its name (each, a "Reorganization" and, collectively, the "Reorganizations"), as provided for in the Agreement and Plan of Conversion and Termination (the "Agreement") by and among the EQ Trust, on behalf of the Acquiring Portfolios, the MONY Fund, on behalf of the Acquired Portfolios, AXA Financial, Inc. (solely for purposes of paragraph 6 of the Agreement), and MONY Life Insurance Company and MONY Life Insurance Company of America (solely for purposes of paragraph 5.9 of the Agreement). The Agreement provides, with respect to each Reorganization, for the transfer of the Acquired Portfolio's assets to the corresponding Acquiring Portfolio in exchange solely for the issuance of the number of Class IA shares of beneficial interest of the Acquiring Portfolio that is to be determined in the manner specified in the Agreement (the "Shares") and the Acquiring Portfolio's assumption of the liabilities of the Acquired Portfolio.

      As such counsel, we have examined:

      1. the registration statement on Form N-14 ("Registration Statement") that is being filed with the Securities and Exchange Commission ("SEC") by the EQ Trust for the purpose of registering the Shares under the Securities Act of 1933, as amended (the "1933 Act");

      2. the form of Agreement included as an exhibit to the Registration Statement; and

      3. the Amended and Restated Agreement and Declaration of Trust, as further amended, and Bylaws of the EQ Trust.

We have also examined the records of the EQ Trust relating to the trust action that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

KIRKPATRICK & LOCKHART LLP

EQ Advisors Trust
May 19, 2004
Page 2

      Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America that, in our experience, generally are applicable to the issuance of shares by entities such as the EQ Trust and the Delaware Statutory Trust Act, including the Delaware Constitution and reported judicial decisions relating to that Act. We express no opinion with respect to any other laws.

      Based upon and subject to the foregoing, we are of the opinion that, with respect to each Reorganization:

      1. The Shares to be issued pursuant to the Agreement have been duly authorized for issuance by the EQ Trust; and

      2. When such Shares have been issued and the consideration for such Shares has been paid in accordance with the Agreement, such Shares will be validly issued, fully paid and non-assessable.

      This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement and to the references to this firm in the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.



                                            Very truly yours,

                                            /s/ Kirkpatrick & Lockhart LLP

                                   SCHEDULE A

                            PROPOSED REORGANIZATIONS

         ACQUIRED PORTFOLIOS             ACQUIRING PORTFOLIOS (CLASS IA SHARES)

   (EACH A SERIES OF THE MONY FUND)          (EACH A SERIES OF THE EQ TRUST)
  ----------------------------------    ----------------------------------------

      MONY Diversified Portfolio                 Diversified Portfolio
     MONY Equity Growth Portfolio               Equity Growth Portfolio
     MONY Equity Income Portfolio              Equity Income Portfolio II
 MONY Government Securities Portfolio       Government Securities Portfolio
MONY Intermediate Term Bond Portfolio       Intermediate Term Bond Portfolio
    MONY Long Term Bond Portfolio               Long Term Bond Portfolio
     MONY Money Market Portfolio                 Money Market Portfolio